Exhibit 99.1

NEWS RELEASE

Gray Reports First Quarter Operating Results

Atlanta, Georgia – May 3, 2021. . . Gray Television, Inc. (“Gray,” the “Company,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the first quarter ended March 31, 2021. Along with the decreasing impact of the novel coronavirus and its disease (collectively, “COVID-19”) on economic activity, our prudent cost management, strategic sales initiatives and training, and focused management at every level resulted in strong operating results for the first quarter. Key financial results were as follows:

●

Revenue of $544 million, an increase of $10 million, or 2%, from the first quarter of 2020. The primary components of revenue were: combined local and national broadcast advertising revenue of $260 million, political advertising revenue of $9 million, and retransmission consent revenue of $247 million.

●	Net income attributable to common stockholders for the first quarter of 2021 was $26 million, or $0.27 per diluted share.

●

Broadcast Cash Flow was $168 million for the first quarter of 2021, decreasing $13 million, or 7%, from the first quarter of 2020. Our Adjusted EBITDA for the first quarter of 2021 was $153 million, decreasing $16 million, or 9%, from the first quarter of 2020.

●

In the first quarter of 2021, our combined local and national broadcast revenue, excluding political advertising revenue (“Total Core Revenue”), increased by approximately 4% compared to the first quarter of 2020 as advertiser demand returned amid the end of political displacement.

●

As of March 31, 2021, our total leverage ratio, as defined in our senior credit facility, was 3.88 times on a trailing eight-quarter basis after netting our total cash on hand of $819 million and after giving effect to all Transaction Related Expenses (as defined below). As of March 31, 2021, the amount available under our revolving credit facility was $299 million. We are not subject to any maintenance covenants in our credit facilities at this time.

●

On January 31, 2021, we entered into an agreement to acquire all outstanding shares of Quincy Media, Inc. (“Quincy”) for $925 million in cash (the “Quincy Transaction”). Upon our expected completion, and net of divestitures required to meet regulatory requirements, we will own television stations serving 102 television markets that collectively reach over 25% of US television households, including the number-one ranked television stations in 77 markets and the first and/or second ranked television station in 93 markets, according to Comscore’s average all-day ratings for calendar year 2020. On April 29, 2021, we announced that we had reached an agreement with Allen Media Broadcasting, LLC to divest Quincy’s television stations in the seven markets in which we currently operate for $380 million in cash in order to facilitate regulatory approvals for the Quincy Transaction. We expect to close the Quincy Transaction and related divestitures concurrently following receipt of regulatory and other approvals, in the third quarter of 2021. We expect that these transactions will be immediately accretive to our free cash flow.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Selected Operating Data (unaudited), dollars in millions:

	Three Months Ended March 31,
			% Change		% Change
			2021 to		2021 to
	2021	2020	2020	2019	2019

Revenue (less agency commissions):
Broadcasting	$530	$515	3%	$481	10%
Production companies	14	19	(26)%	37	(62)%
Total revenue	$544	$534	2%	$518	5%

Political advertising revenue	$9	$36	(75)%	$3	200%

Operating expenses (1):
Broadcasting	$361	$335	8%	$356	1%
Production companies	$17	$19	(11)%	$35	(51)%
Corporate and administrative	$18	$15	20%	$48	(63)%

Net income (loss)	$39	$53	(26)%	$(18)	317%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$168	$181	(7)%	$123	37%
Broadcast Cash Flow Less
Cash Corporate Expenses	$153	$168	(9)%	$78	96%
Free Cash Flow	$78	$85	(8)%	$17	359%

(1)	Excludes depreciation, amortization and gain on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included elsewhere herein.

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2021	Page 2 of 12

Results of Operations for the First Quarter of 2021, dollars in millions:

	Three Months Ended March 31,
	2021		2020		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$203	37%	$199	37%	$4	2%
National	57	10%	51	10%	6	12%
Political	9	2%	36	7%	(27)	(75)%
Retransmission consent	247	45%	213	40%	34	16%
Production companies	14	3%	19	3%	(5)	(26)%
Other	14	3%	16	3%	(2)	(13)%
Total	$544	100%	$534	100%	$10	2%

Total local and national revenue combined ("Total Core Revenue")	$260	47%	$250	47%	$10	4%

Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcasting:
Station expenses	$215	60%	$211	63%	$4	2%
Retransmission expense	145	40%	122	36%	23	19%
Transaction Related Expenses	-	0%	-	0%	-
Non-cash stock-based compensation	1	0%	2	1%	(1)
Total broadcasting expense	$361	100%	$335	100%	$26	8%

Production companies expense	$17		$19		$(2)	(11)%

Corporate and administrative:
Corporate expenses	$14	78%	$13	87%	$1	8%
Transaction Related Expenses	1	5%	-	0%	1
Non-cash stock-based compensation	3	17%	2	13%	1	50%
Total corporate and administrative expense	$18	100%	$15	100%	$3	20%

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2021	Page 3 of 12

Transaction Related Expenses:

From time to time, we have incurred incremental expenses (“Transaction Related Expenses”) that were specific to acquisitions, divestitures, and financing activities, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we have recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows, in millions:

	Three Months Ended
	March 31,
	2021	2020
Transaction Related Expenses:
Broadcasting	$-	$-
Corporate and administrative	1	-
Total Transaction Related Expenses	$1	$-

Total non-cash stock-based compensation	$4	$4

Taxes:

During the first quarter of 2021, we made no material federal or state income tax payments. During the remainder of 2021, we anticipate making income tax payments (net of refunds) of approximately $28 million. As of March 31, 2021, we have approximately $204 million of federal operating loss carryforwards, which expire during the years 2023 through 2037. We expect to have federal taxable income in the carryforward periods. Therefore, we believe that these federal operating loss carryforwards will be fully utilized. Additionally, we have an aggregate of approximately $567 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, contains modifications on the limitation of business interest for tax years beginning in 2019 and 2020, and permits net operating loss (“NOL”) carryforwards and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. During 2020, we carried back certain net operating losses resulting in a refund of $21 million.

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2021	Page 4 of 12

Detailed Table of Operating Results:

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in millions except for net income per common share data)

	Three Months Ended
	March 31,
	2021	2020

Revenue (less agency commissions):
Broadcasting	$530	$515
Production companies	14	19
Total revenue (less agency commissions)	544	534
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcasting	361	335
Production companies	17	19
Corporate and administrative	18	15
Depreciation	25	21
Amortization of intangible assets	26	26
Gain on disposal of assets, net	(4)	(6)
Operating expenses	443	410
Operating income	101	124
Other income (expense):
Miscellaneous, net	1	(1)
Interest expense	(48)	(52)
Income before income taxes	54	71
Income tax expense	15	18
Net income	39	53
Preferred stock dividends	13	13
Net income attributable to common stockholders	$26	$40

Basic per common share information:
Net income	$0.28	$0.41
Weighted-average common shares outstanding	94	98

Diluted per common share information:
Net income	$0.27	$0.40
Weighted-average common shares outstanding	95	99

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2021	Page 5 of 12

Other Financial Data:

	As of
	March 31,	December 31,
	2021	2020
	(in millions)

Cash	$819	$773
Long-term debt including current portion	$3,976	$3,974
Series A perpetual preferred stock	$650	$650
Borrowing availability under Senior Credit Facility	$299	$200

	Three Months Ended March 31,
	2021	2020
	(in millions)

Net cash provided by operating activities	$147	$131
Net cash used in investing activities	(73)	(24)
Net cash used in financing activities	(28)	(23)
Net increase in cash	$46	$84

Guidance for the Three-Months Ending June 30, 2021

Based on our current forecasts for the quarter ending June 30, 2021 (the “Second quarter of 2021”), we anticipate changes from the quarter ended June 30, 2020 (the “Second quarter of 2020”), as outlined below:

●	Revenue:
○	Local revenue will increase by 33% to 35% to approximately $215 to $218 million.
○	National revenue will increase by 61% to 67% to approximately $57 to $59 million.
■	Total Core Revenue will increase by 38% to 40% to approximately $272 to $277 million.
○	Political revenue will decrease by 81% to 86% to approximately $3 to $4 million.
○	Retransmission revenue will increase by 11% to 12% to approximately $245 to $247 million.
○	Total broadcasting revenue will increase by 18% to 20% to approximately $530 to $540 million.
○	Production company revenue will increase to approximately $8 to $9 million.

●	Operating Expenses (before depreciation, amortization and gain/loss on disposal of assets, net):
○	Broadcasting expenses will increase by 11% to 13%, to approximately $360 to $365 million. This increase primarily reflects an increase in retransmission expense by approximately $21 million.
○	Production company expenses will increase to approximately $9 to $10 million.
○	Corporate expenses will be approximately $17 to $20 million due primarily to increased professional fees related to pending transactions.

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2021	Page 6 of 12

The Company

Gray Television, headquartered in Atlanta, Georgia, is the largest owner of top-rated local television stations and digital assets in the United States.  Upon the closing of its acquisition of Quincy Media, Inc., Gray will own television stations serving 102 television markets that collectively reach 25.4 percent of US television households, including the number-one ranked television station in 77 markets and the first and/or second highest ranked television station in 93 markets according to Comscore’s average all-day ratings for calendar year 2020. Gray also owns video program production, marketing, and digital businesses including Raycom Sports, Tupelo Honey, and RTM Studios, the producer of PowerNation programs and content, and is the majority owner of Swirl Films.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our estimates, expectations, intentions, projections, and beliefs of operating results for future periods, the impact of COVID-19 on our future operating results, future income tax payments, pending transactions and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. As such, caution should be taken to not place undue reliance on forward-looking statements. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2020, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our first quarter operating results on May 6, 2021. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is 1-855-493-3489 and the confirmation code is 6866269. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1-855-859-2056, Confirmation Code: 6866269 until June 6, 2021.

Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 334-206-1400

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2021	Page 7 of 12

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From time to time, Gray supplements its financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on March 31, 2019. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933.

Gray Television, Inc.
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We define Free Cash Flow as net income or loss plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Transactions Related Expenses, broadcast other adjustments, certain pension expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, dividends, purchase of property and equipment (net of reimbursements) and income taxes paid (net of any refunds received).

We define Adjusted EBITDA as net income or loss, plus loss on early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line-items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2021	Page 9 of 12

Reconciliation of Non-GAAP Terms, in millions:

	Three Months Ended
	March 31,
	2021	2020	2019

Net income (loss)	$39	$53	$(18)
Adjustments to reconcile from net income (loss) to Free Cash Flow:
Depreciation	25	21	20
Amortization of intangible assets	26	26	29
Non-cash stock-based compensation	4	4	3
Non-cash 401(k) expense	1	-	-
Gain on disposal of assets, net	(4)	(6)	(10)
Miscellaneous expense (income), net	(1)	1	(3)
Interest expense	48	52	58
Income tax expense	15	18	3
Amortization of program broadcast rights	9	9	10
Payments for program broadcast rights	(9)	(10)	(14)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	15	13	45
Broadcast Cash Flow	168	181	123
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(15)	(13)	(45)
Broadcast Cash Flow Less Cash Corporate Expenses	153	168	78
Interest expense	(48)	(52)	(58)
Amortization of deferred financing costs	3	3	3
Preferred stock dividends	(13)	(13)	-
Common stock dividends	(8)	-	-
Purchases of property and equipment	(13)	(27)	(18)
Reimbursements of property and equipment purchases	4	6	12
Free Cash Flow	$78	$85	$17

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2021	Page 10 of 12

Reconciliation of Net Income to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions except for per share information:

	Three Months Ended
	March 31,
	2021	2020

Net income	$39	$53
Adjustments to reconcile from net income to Adjusted EBITDA:
Depreciation	25	21
Amortization of intangible assets	26	26
Non-cash stock-based compensation	4	4
Gain on disposal of assets, net	(4)	(6)
Miscellaneous expense (income), net	(1)	1
Interest expense	48	52
Income tax expense	15	18
Total	152	169
Add: Transaction Related Expenses	1	-
Adjusted EBITDA	$153	$169

Net income attributable to common stockholders	$26	$40
Add: Transaction Related Expenses and non-cash stock-based compensation	5	4
Less: Income tax expense related to Transaction Related Expenses and non-cash stock-based compensation	(1)	(1)
Net income attributable to common stockholders - excluding Transaction Related Expenses and non-cash stock-based compensation

Net income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$0.32	$0.43

Diluted weighted-average common shares outstanding	95	99

Gray Television, Inc.
Earnings Release for the three-month period ended March 31, 2021	Page 11 of 12

Reconciliation of Total Leverage Ratio, Net of All Cash, dollars in millions:

Eight Quarters Ended
March 31, 2021

Net income	$648
Adjustments to reconcile from net income to Operating Cash Flow as defined in our Senior Credit Agreement:
Depreciation	181
Amortization of intangible assets	218
Non-cash stock-based compensation	32
Gain on disposal of assets, net	(77)
Interest expense	408
Loss on early extinguishment of debt	12
Income tax expense	221
Amortization of program broadcast rights	75
Common stock contributed to 401(k) plan	12
Payments for program broadcast rights	(81)
Pension benefit	(2)
Contributions to pension plans	(6)
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	2
Transaction Related Expenses	15
Operating Cash Flow as defined in our Senior Credit Agreement	$1,658
Operating Cash Flow as defined in our Senior Credit Agreement, divided by two	$829

March 31, 2021
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$4,035
Letters of credit outstanding	1
Cash	(819)
Adjusted Total Indebtedness, Net of All Cash	$3,217
Total Leverage Ratio, Net of All Cash	3.88

Gray Television, Inc.
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